UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

Smart & Final Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36626	80-0862253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive Commerce, CA	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

The following information is being furnished under Regulation FD by Smart & Final Stores, Inc. (the “Company”):

The number of shares of common stock of the Company outstanding as of the end of the Company’s second fiscal quarter in 2014, as adjusted for the 190-for-one stock split (the “stock split”) of the common stock effected prior to the closing of the Company’s initial public offering (the “IPO”), was 57,606,860.  The number of shares of common stock outstanding as of the end of the Company’s third fiscal quarter in 2014, as adjusted for (a) the stock split and (b) the underwriters’ exercise in full of their option to purchase additional shares of common stock in connection with the IPO (the “over-allotment exercise”), was 73,074,360.  The weighted average number of shares of common stock outstanding for purposes of calculating the Company’s earnings per share were: (a) for the sixteen weeks ended October 5, 2014, 59,101,972; (b) for the sixteen weeks ended October 6, 2013, 57,171,190; (c) for the forty weeks ended October 5, 2014, 57,969,954; and (d) for the forty weeks ended October 6, 2013, 56,989,129.  The Company does not expect further equity issuances during its fourth fiscal quarter of 2014.  The relevant number of shares of common stock outstanding for purposes of calculating earnings per share for its fourth fiscal quarter of 2014 is expected to be 73,074,360 and for fiscal year 2014 is expected to be 61,455,586.

The reduction in the Company’s indebtedness in connection with use of proceeds from the IPO resulted in a pre-tax write-off of capitalized debt issuances fees in the amount of approximately $2,220,000.  Net cash retained by the Company following the consummation of the IPO and the over-allotment exercise was approximately $52,200,000 (after giving effect to the reduction in indebtedness and payment of transaction fees and expenses in connection with the IPO).  Costs associated with the IPO that were not deducted from proceeds (resulting in pre-tax expense for the Company’s third fiscal quarter of 2014) were approximately $1,200,000.   The share-based compensation expense accelerated as a result of the IPO, for the Company’s third fiscal quarter of 2014, was approximately $4,500,000.

Share-based compensation expense amortized in the ordinary course for the Company’s third fiscal quarter of 2014 was approximately $2,200,000.  For the third fiscal quarter of 2014, the Company currently expects to report a one-time reduction in an executive compensation expense accrual, which will result in lower operating and administrative expense in the Company’s third fiscal quarter of 2014 of approximately $3,300,000.  The Company’s effective tax rate for its third fiscal quarter of 2014 only is expected to be approximately 31%.

As a matter of course, the Company does not expect to provide financial information except as of the close of its fiscal year or quarter in connection with its periodic reporting obligations.

The financial information contained in this Form 8-K represents preliminary estimates derived from the Company’s preliminary internal financial reports and is subject to revision based on the completion of the Company’s quarter-end accounting and financial reporting processes necessary to finalize its financial statements.  Such financial information has not yet been finalized, and will be subject to further quarter-end adjustments and review procedures by the Company’s auditors.  As a result, such financial information is subject to change, and actual results for the periods to which such financial information relates may differ materially from these preliminary estimates.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this Form 8-K.

Certain statements contained in this Form 8-K contain forward-looking statements.  The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied.  Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology.  The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions.  While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and it is impossible to anticipate all factors that could affect actual results.  Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made.

The information contained in this Form 8-K shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

Date: October 31, 2014	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer